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                                                                           News


                                        Contact: Nancy Macenko
                                                 Olsten Corporation
                                                 (516) 844-7034
                                                 olsten.comms@olsten.com
                                                 www.olsten.com

FOR IMMEDIATE RELEASE
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                 OLSTEN SIGNS SETTLEMENT WITH FEDERAL GOVERNMENT

Melville,  NY, July 19, 1999 -- Olsten  Corporation  (NYSE: OLS) announced today that it has signed  the final  civil,  administrative  and  criminal  settlement agreements reached in principle with the Federal government earlier this year.

         On March 30,  1999,  Olsten  announced  that it had  reached a proposed agreement in principal with the U.S. Department of Justice and the Office of the

Inspector General of the U.S.  Department of Health and Human Services to settle all civil, administrative and criminal aspects of the investigation into certain

Olsten  transactions with Columbia/HCA and the investigation  into Olsten's home office cost reports. The only remaining steps are the formal execution and entry of pleas in three federal  district  courts (and the approval by those courts of the proposed  criminal fines and penalties) and the payment by Olsten of the $61 million cash settlement.

         In a statement released from the Company's headquarters on Long Island,

Olsten President and CEO Edward A.  Blechschmidt  called the signing "a welcomed conclusion of a difficult period in our company's history."

         "We have worked very hard to put this matter  behind us,"  Blechschmidt noted. "Now with today's signing,  we are able to focus without  distractions on strengthening the Olsten brand and rebuilding shareholder value."


                                     -more-






              175 Broadhollow Road, Melville, New York 11747-8905
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         Olsten Corporation,  with 1,500 offices on three continents, is a world leader in staffing services,  a significant  provider of information  technology services and North  America's  largest  provider of home health care and related services.  The Company  operates  more than 1,000  staffing  offices - providing staffing solutions and assignment employees to business, industry and government

- in North America,  Latin America and Europe under Olsten Staffing Services and related brands. Olsten's information technology division, IMI Systems,  provides design,  programming  and  maintenance of computer  systems,  including  focused solutions  for  applications  management,  e- commerce,  quality  assurance  and enterprise  support  services to clients in North  America  and Western  Europe.

Olsten  Health  Services,  with more than 400  offices in the United  States and

Canada,  provides  health care Network  Services and  caregivers for home health care,  home  infusion  and  other  therapies,  and  marketing  and  distribution solutions for pharmaceutical, biotechnology and medical device firms.

         In 1998,  Olsten  Corporation  achieved  revenues  of $4.6  billion and

employed    approximately   700,000   people   serving   approximately   600,000

client/patient accounts.

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Information contained in this news release,  other than historical  information, should be considered forward-looking, and is subject to various risk factors and uncertainties. For instance, the Company's strategies and operations involve
risks  of  competition,   changing  market  conditions,   changes  in  laws  and
regulations affecting our industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those in any forward-looking statements.